Grant Thornton

GRANT THORNTON LLP
75 State St., 13th Floor
Boston, MA 02109-1827

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F +1 617 723 3640

June 2, 2023

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Biofrontera Inc.
File No. 001-40943

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Biofrontera Inc. dated June 2, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP